Exhibit 99.1

INVESTOR CONTACT
Heather Worley, 214.932.6646
heather.worley@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q3 2017

DALLAS - October 18, 2017 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the third quarter of 2017.

“We are extremely pleased to report results for another great quarter, with record earnings, continued core loan and deposit growth and seasonally strong mortgage finance balances. We continue to be optimistic about our earnings power for the remainder of 2017," said Keith Cargill, CEO. "While we remain well positioned to take advantage of future business opportunities, we also remain cautious as we are late in a recovery cycle."

•	Loans held for investment ("LHI"), excluding mortgage finance, increased 4% on a linked quarter basis, growing 17% from the third quarter of 2016.

•	Total mortgage finance loans, including MCA, increased 9% on a linked quarter basis and increased 18% from the third quarter of 2016.

•	Demand deposits increased 1% and total deposits increased 10% on a linked quarter basis, decreasing 6% and increasing 5%, respectively, from the third quarter of 2016.

•	Net income increased 15% on a linked quarter basis and increased 37% from the third quarter of 2016.

•	EPS increased 15% on a linked quarter basis and increased 29% from the third quarter of 2016.

•	ROE increased to 11.20% compared to 10.08% for the second quarter of 2017 and 10.20% for the third quarter of 2016.

FINANCIAL SUMMARY
(dollars and shares in thousands)

	Q3 2017	Q3 2016	% Change
QUARTERLY OPERATING RESULTS
Net income	$58,684	$42,725	37%
Net income available to common stockholders	$56,246	$40,287	40%
Diluted EPS	$1.12	$0.87	29%
Diluted shares	50,251	46,510	8%
ROA	0.99%	0.78%
ROE	11.20%	10.20%

BALANCE SHEET
Loans held for sale (MCA)	$955,983	$648,684	47%
LHI, mortgage finance	5,642,285	4,961,159	14%
LHI	14,828,406	12,662,394	17%
Total LHI	20,470,691	17,623,553	16%
Total loans	21,426,674	18,272,237	17%
Total assets	24,400,998	22,216,388	10%
Demand deposits	8,263,202	8,789,740	(6)%
Total deposits	19,081,257	18,145,123	5%
Stockholders’ equity	2,158,363	1,725,782	25%

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income of $58.7 million and net income available to common stockholders of $56.2 million for the quarter ended September 30, 2017 compared to net income of $42.7 million and net income available to common stockholders of $40.3 million for the same period in 2016. On a fully diluted basis, earnings per common share were $1.12 for the quarter ended September 30, 2017 compared to $0.87 for the same period of 2016. The increase reflects the $16.0 million year over year increase in net income offset by the $0.07 per share dilutive effect of the common stock offering in the fourth quarter 2016.

Return on average common equity (“ROE”) was 11.20 percent and return on average assets (“ROA”) was 0.99 percent for the third quarter of 2017, compared to 10.08 percent and 0.96 percent, respectively, for the second quarter of 2017 and 10.20 percent and 0.78 percent, respectively, for the third quarter of 2016. The linked quarter increase in ROE and ROA resulted from increases in net interest income and non-interest income in the third quarter of 2017 that exceeded growth in the provision for credit losses and non-interest expense. ROA also benefited from more effective utilization of liquidity balances in the past two quarters as balances were deployed into higher yielding loan categories.

Net interest income was $204.4 million for the third quarter of 2017, compared to $183.0 million for the second quarter of 2017 and $166.7 million for the third quarter of 2016. The linked quarter and year-over-year increases in net interest income are due primarily to improved earning asset composition and the effect of increases in interest rates on loan yields attributable to our asset-sensitive balance sheet. The benefit of mortgage finance balances is also most impactful in the seasonally strong second and third quarters. Net interest margin for the third quarter of 2017 was 3.59 percent, an increase of 2 basis points from the second quarter of 2017 and an increase of 45 basis points from the third quarter of 2016. We experienced significant improvement in traditional LHI yields with a 20 basis point increase for the third quarter of 2017 compared to the second quarter of 2017 and a 58 basis point increase compared to the third quarter of 2016. In contrast, total cost of deposits for the third quarter of 2017 was up only 9 basis points to 0.47 percent compared to 0.38 percent for the second quarter of 2017 and up 27 basis points compared to the third quarter of 2016. Net interest margin for the third quarter of 2017 was also adversely affected by increases in mortgage and liquidity assets, which produced significant growth in net interest income.

Average LHI, excluding mortgage finance loans, for the third quarter of 2017 were $14.4 billion, an increase of $709.2 million, or 5 percent, from the second quarter of 2017 and an increase of $1.8 billion, or 15 percent, from the third quarter of 2016. Average total mortgage finance loans (including Mortgage Correspondent Aggregation ("MCA")) for the third quarter of 2017 were $5.9 billion, an increase of $1.2 billion, or 26 percent, from the second quarter of 2017 and an increase of $767.6 million, or 15 percent, from the third quarter of 2016.

Average total deposits for the third quarter of 2017 increased $1.7 billion from the second quarter of 2017 and increased $1.2 billion from the third quarter of 2016. Average demand deposits for the third quarter of 2017 increased $900.9 million, or 11 percent, to $8.8 billion from $7.9 billion during the second quarter of 2017, and decreased $85.5 million, or 1 percent, from the third quarter of 2016.

We recorded a $20.0 million provision for credit losses for the third quarter of 2017 compared to $13.0 million for the second quarter of 2017 and $22.0 million for the third quarter of 2016. The provision for the third quarter of 2017 was driven by the consistent application of our methodology, and includes a $4.5 million provision related to Hurricanes Harvey and Irma. The linked-quarter increase was primarily related to the hurricane provision as well as loan growth and the year-over-year decrease was primarily related to improvements in the composition of our pass-rated and classified loan portfolios, including energy loans. The combined allowance for credit losses at September 30, 2017 increased to 1.30 percent of LHI excluding mortgage finance loans compared to 1.28 percent at June 30, 2017 and decreased from 1.51 percent at September 30, 2016. In management’s opinion, the allowance is appropriate and is derived from consistent application of the methodology for establishing reserves for the loan portfolio.

We experienced a decrease in non-performing assets in the third quarter of 2017 compared to levels reported in the second quarter of 2017 and third quarter of 2016, reducing the ratio of total non-performing assets to total LHI plus other real estate owned (“OREO”) to 0.67 percent compared to 0.73 percent for the second quarter of 2017 and 1.07 percent for the third quarter of 2016. The linked-quarter and year-over-year decreases are primarily related to the decrease in energy non-accrual loans from $129.3 million at September 30, 2016 and $82.6 million at June 30, 2017 to $81.6 million at September 30, 2017. Net charge-offs for the third quarter of 2017 were $10.7 million compared to $12.4 million for the second quarter of 2017 and $7.4 million for the third quarter of 2016. For the third quarter of 2017, net charge-offs related to energy loans were $6.3 million compared to $6.4 million for the second quarter of 2017 and $1.8 million for the third quarter of 2016. For the third quarter of 2017, net charge-offs were 0.22 percent of average total LHI, compared to 0.28 percent for the second quarter of 2017 and 0.17 percent for the same period in 2016. At September 30, 2017, total OREO was $18.1 million compared to $18.7 million at June 30, 2017 and $19.0 million at September 30, 2016. We recorded a $101,000 OREO valuation allowance during the third quarter of 2017.

Non-interest income increased $2.3 million, or 14 percent, during the third quarter of 2017 compared to the same period of 2016, and increased $234,000, or 1 percent, compared to the second quarter of 2017. The year-over-year increase primarily related to a $4.2 million increase in servicing income during the third quarter of 2017 compared to the same period of 2016 primarily attributable to an increase in mortgage servicing rights. Offsetting this increase was a $1.4 million decrease in brokered loan fees resulting from a decrease in mortgage finance volumes.

Non-interest expense for the third quarter of 2017 increased $20.0 million, or 21 percent, compared to the third quarter of 2016, and increased $3.0 million, or 3 percent, compared to the second quarter of 2017. The year-over-year increase is primarily related to an $11.2 million increase in salaries and employee benefits expense and a $3.0 million increase in marketing expense, both of which were due to general business growth, and a $3.3 million increase in servicing related expenses, resulting from an increase in mortgage servicing rights, which are being amortized. The linked quarter increase is primarily related to a $4.7 million increase in salaries and employee benefits, a $1.6 million increase in the FDIC assessment, a $1.2 million increase in servicing related expenses and a $1.1 million increase in marketing expense, offset by a $5.9 million decrease in communications and technology expense. The linked quarter decrease in communications and technology expense relates to the technology write-off recorded in the second quarter of 2017.

Stockholders’ equity increased by 25 percent from $1.7 billion at September 30, 2016 to $2.2 billion at September 30, 2017, primarily due to retention of net income and proceeds from the fourth quarter 2016 common stock offering. Texas Capital Bank is well capitalized under regulatory guidelines and at September 30, 2017, our ratio of tangible common equity to total tangible assets was 8.2 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from declines and volatility in oil and gas prices, the impact on our loan and deposit portfolios as a result of Hurricanes Harvey and Irma, rates of default or loan losses, volatility in the mortgage industry, the success or failure of our business strategies, future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of increased regulatory requirements and legislative changes on our business, increased competition, interest rate risk, the success or failure of new lines of business and new product or service offerings and the impact of new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. The information contained in this release speaks only as of its date. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events, or otherwise.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2017	2017	2017	2016	2016
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$237,643	$208,191	$183,946	$188,671	$182,492
Interest expense	33,282	25,232	20,587	17,448	15,753
Net interest income	204,361	182,959	163,359	171,223	166,739
Provision for credit losses	20,000	13,000	9,000	9,000	22,000
Net interest income after provision for credit losses	184,361	169,959	154,359	162,223	144,739
Non-interest income	19,003	18,769	17,110	18,835	16,716
Non-interest expense	114,830	111,814	106,094	106,523	94,799
Income before income taxes	88,534	76,914	65,375	74,535	66,656
Income tax expense	29,850	25,819	22,833	26,149	23,931
Net income	58,684	51,095	42,542	48,386	42,725
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income available to common stockholders	$56,246	$48,658	$40,104	$45,949	$40,287

Diluted EPS	$1.12	$0.97	$0.80	$0.96	$0.87
Diluted shares	50,250,866	50,229,670	50,234,230	47,759,548	46,509,683

CONSOLIDATED BALANCE SHEET DATA
Total assets	$24,400,998	$23,119,713	$20,864,874	$21,697,134	$22,216,388
LHI	14,828,406	14,280,353	13,298,918	13,001,011	12,662,394
LHI, mortgage finance	5,642,285	5,183,600	3,371,598	4,497,338	4,961,159
Loans held for sale (MCA)	955,983	843,164	884,647	968,929	648,684
Liquidity assets	2,357,537	2,142,658	2,804,921	2,725,645	3,471,074
Securities	24,224	119,043	42,203	24,874	26,356
Demand deposits	8,263,202	8,174,830	7,094,696	7,994,201	8,789,740
Total deposits	19,081,257	17,292,223	16,605,380	17,016,831	18,145,123
Other borrowings	2,583,496	3,162,224	1,641,834	2,109,575	1,751,420
Subordinated notes	281,315	281,225	281,134	281,044	280,954
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	2,158,363	2,100,553	2,050,442	2,009,557	1,725,782

End of period shares outstanding	49,621,825	49,595,252	49,560,100	49,503,662	46,009,495
Book value	$40.47	$39.33	$38.35	$37.56	$34.25
Tangible book value(1)	$40.09	$38.94	$37.95	$37.17	$33.82

SELECTED FINANCIAL RATIOS
Net interest margin	3.59%	3.57%	3.29%	3.11%	3.14%
Return on average assets	0.99%	0.96%	0.83%	0.85%	0.78%
Return on average common equity	11.20%	10.08%	8.60%	10.82%	10.20%
Non-interest income to earning assets	0.33%	0.36%	0.34%	0.34%	0.32%
Efficiency ratio(2)	51.4%	55.4%	58.8%	56.0%	51.7%
Non-interest expense to earning assets	2.00%	2.17%	2.12%	1.93%	1.79%
Tangible common equity to total tangible assets(3)	8.2%	8.4%	9.0%	8.5%	7.0%
Common Equity Tier 1	8.4%	8.6%	9.6%	9.0%	7.6%
Tier 1 capital	9.4%	9.8%	10.9%	10.2%	8.8%
Total capital	11.4%	11.8%	13.3%	12.5%	11.1%
Leverage	9.6%	10.3%	10.3%	9.3%	8.4%

(1)	Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

(2)	Non-interest expense divided by the sum of net interest income and non-interest income.

(3)
Stockholders’ equity excluding preferred stock and accumulated other comprehensive income less goodwill and intangibles divided by total assets less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	September 30, 2017	September 30, 2016	% Change
Assets
Cash and due from banks	$143,616	$117,345	22%
Interest-bearing deposits	2,332,537	3,441,074	(32)%
Federal funds sold and securities purchased under resale agreements	25,000	30,000	(17)%
Securities, available-for-sale	24,224	26,356	(8)%
Loans held for sale, at fair value	955,983	648,684	47%
LHI, mortgage finance	5,642,285	4,961,159	14%
LHI (net of unearned income)	14,828,406	12,662,394	17%
Less: Allowance for loan losses	182,929	180,436	1%
LHI, net	20,287,762	17,443,117	16%
Mortgage servicing rights, net	77,630	15,462	402%
Premises and equipment, net	23,882	20,604	16%
Accrued interest receivable and other assets	511,207	454,116	13%
Goodwill and intangibles, net	19,157	19,630	(2)%
Total assets	$24,400,998	$22,216,388	10%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$8,263,202	$8,789,740	(6)%
Interest bearing	10,818,055	9,355,383	16%
Total deposits	19,081,257	18,145,123	5%

Accrued interest payable	4,562	3,124	46%
Other liabilities	178,599	196,579	(9)%
Federal funds purchased and repurchase agreements	83,496	81,420	3%
Other borrowings	2,500,000	1,670,000	50%
Subordinated notes, net	281,315	280,954	—
Trust preferred subordinated debentures	113,406	113,406	—
Total liabilities	22,242,635	20,490,606	9%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at September 30, 2017 and 2016	150,000	150,000	−
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 49,622,242 and 46,009,912 at September 30, 2017 and 2016, respectively	496	460	8%
Additional paid-in capital	959,251	717,452	34%
Retained earnings	1,048,195	857,238	22%
Treasury stock (shares at cost: 417 at September 30, 2017 and 2016)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	429	640	(33)%
Total stockholders’ equity	2,158,363	1,725,782	25%
Total liabilities and stockholders’ equity	$24,400,998	$22,216,388	10%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)
	Three Months Ended September 30		Nine Months Ended September 30
	2017	2016	2017	2016
Interest income
Interest and fees on loans	$229,116	$177,724	$607,386	$501,673
Securities	341	232	853	739
Federal funds sold and securities purchased under resale agreements	642	455	1,606	1,209
Deposits in other banks	7,544	4,081	19,935	11,116
Total interest income	237,643	182,492	629,780	514,737
Interest expense
Deposits	22,435	8,950	52,261	26,743
Federal funds purchased	891	126	1,869	362
Other borrowings	4,835	1,733	9,757	4,265
Subordinated notes	4,191	4,191	12,573	12,573
Trust preferred subordinated debentures	930	753	2,641	2,203
Total interest expense	33,282	15,753	79,101	46,146
Net interest income	204,361	166,739	550,679	468,591
Provision for credit losses	20,000	22,000	42,000	68,000
Net interest income after provision for credit losses	184,361	144,739	508,679	400,591
Non-interest income
Service charges on deposit accounts	3,211	2,880	9,323	7,401
Wealth management and trust fee income	1,627	1,113	4,386	3,024
Bank owned life insurance (BOLI) income	615	520	1,562	1,592
Brokered loan fees	6,152	7,581	17,639	18,090
Servicing income	4,486	310	10,387	305
Swap fees	647	918	3,404	2,330
Other	2,265	3,394	8,181	9,203
Total non-interest income	19,003	16,716	54,882	41,945
Non-interest expense
Salaries and employee benefits	67,882	56,722	194,039	162,904
Net occupancy expense	6,436	5,634	19,062	17,284
Marketing	7,242	4,292	18,349	12,686
Legal and professional	6,395	5,333	20,975	16,883
Communications and technology	6,002	6,620	24,414	19,228
FDIC insurance assessment	6,203	6,355	16,800	17,867
Servicing related expenses	3,897	620	8,329	1,305
Other	10,773	9,223	30,770	27,717
Total non-interest expense	114,830	94,799	332,738	275,874
Income before income taxes	88,534	66,656	230,823	166,662
Income tax expense	29,850	23,931	78,502	59,929
Net income	58,684	42,725	152,321	106,733
Preferred stock dividends	2,438	2,438	7,313	7,313
Net income available to common stockholders	$56,246	$40,287	$145,008	$99,420

Basic earnings per common share	$1.13	$0.88	$2.93	$2.16
Diluted earnings per common share	$1.12	$0.87	$2.89	$2.14

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2017	2017	2017	2016	2016
Allowance for loan losses:
Beginning balance	$174,225	$172,013	$168,126	$180,436	$167,397
Loans charged-off:
Commercial	10,603	12,310	9,233	22,326	9,945
Real estate	250	40	—	—	—
Construction	59	—	—	—	—
Consumer	—	180	—	7	40
Total charge-offs	10,912	12,530	9,233	22,333	9,985
Recoveries:
Commercial	132	61	3,381	1,535	2,495
Real estate	21	3	50	27	15
Construction	3	—	101	—	—
Consumer	15	36	5	5	5
Leases	1	—	8	6	26
Total recoveries	172	100	3,545	1,573	2,541
Net charge-offs	10,740	12,430	5,688	20,760	7,444
Provision for loan losses	19,444	14,642	9,575	8,450	20,483
Ending balance	$182,929	$174,225	$172,013	$168,126	$180,436

Allowance for off-balance sheet credit losses:
Beginning balance	$9,205	$10,847	$11,422	$10,872	$9,355
Provision for off-balance sheet credit losses	556	(1,642)	(575)	550	1,517
Ending balance	$9,761	$9,205	$10,847	$11,422	$10,872

Total allowance for credit losses	$192,690	$183,430	$182,860	$179,548	$191,308

Total provision for credit losses	$20,000	$13,000	$9,000	$9,000	$22,000

Allowance for loan losses to LHI	0.89%	0.90%	1.03%	0.96%	1.02%
Allowance for loan losses to LHI excluding mortgage finance loans(2)	1.23%	1.22%	1.29%	1.29%	1.42%
Allowance for loan losses to average LHI	0.95%	0.99%	1.09%	0.98%	1.05%
Allowance for loan losses to average LHI excluding mortgage finance loans(2)	1.27%	1.27%	1.33%	1.32%	1.43%
Net charge-offs to average LHI(1)	0.22%	0.28%	0.15%	0.48%	0.17%
Net charge-offs to average LHI excluding mortgage finance loans(1)(2)	0.30%	0.36%	0.18%	0.65%	0.24%
Net charge-offs to average LHI for last twelve months(1)	0.29%	0.27%	0.28%	0.29%	0.18%
Net charge-offs to average LHI excluding mortgage finance loans for last twelve months(1)(2)	0.37%	0.36%	0.36%	0.38%	0.24%
Total provision for credit losses to average LHI(1)	0.41%	0.30%	0.23%	0.21%	0.51%
Total provision for credit losses to average LHI excluding mortgage finance loans(1)(2)	0.55%	0.38%	0.28%	0.28%	0.70%
Combined allowance for credit losses to LHI	0.94%	0.94%	1.10%	1.03%	1.09%
Combined allowance for credit losses to LHI excluding mortgage finance loans(2)	1.30%	1.28%	1.37%	1.38%	1.51%

Non-performing assets (NPAs):
Non-accrual loans	$118,205	$123,730	$146,549	$167,791	$169,113
Other real estate owned (OREO)	18,131	18,689	18,833	18,961	19,009
Total	$136,336	$142,419	$165,382	$186,752	$188,122

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2017	2017	2017	2016	2016

Non-accrual loans to LHI	0.58%	0.64%	0.88%	0.96%	0.96%
Non-accrual loans to LHI excluding mortgage finance loans(2)	0.80%	0.87%	1.10%	1.29%	1.34%
Total NPAs to LHI plus OREO	0.67%	0.73%	0.99%	1.07%	1.07%
Total NPAs to LHI excluding mortgage finance loans plus OREO(2)	0.92%	1.00%	1.24%	1.43%	1.48%
Total NPAs to earning assets	0.58%	0.64%	0.82%	0.89%	0.87%
Allowance for loan losses to non-accrual loans	1.5x	1.4x	1.2x	1.0x	1.1x

Restructured loans	$—	$—	$—	$—	$—
Loans past due 90 days and still accruing(3)	$8,892	$11,077	$8,799	$10,729	$9,706

Loans past due 90 days to LHI	0.04%	0.06%	0.05%	0.06%	0.06%
Loans past due 90 days to LHI excluding mortgage finance loans(2)	0.06%	0.08%	0.07%	0.08%	0.08%

(1)	Interim period ratios are annualized.

(2)
The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.

(3)
At September 30, 2017, loans past due 90 days and still accruing includes premium finance loans of $8.4 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2017	2017	2017	2016	2016
Interest income
Interest and fees on loans	$229,116	$201,646	$176,624	$182,909	$177,724
Securities	341	287	225	228	232
Federal funds sold and securities purchased under resale agreements	642	434	530	338	455
Deposits in other banks	7,544	5,824	6,567	5,196	4,081
Total interest income	237,643	208,191	183,946	188,671	182,492
Interest expense
Deposits	22,435	16,533	13,293	10,432	8,950
Federal funds purchased	891	726	252	156	126
Other borrowings	4,835	2,901	2,021	1,863	1,733
Subordinated notes	4,191	4,191	4,191	4,191	4,191
Trust preferred subordinated debentures	930	881	830	806	753
Total interest expense	33,282	25,232	20,587	17,448	15,753
Net interest income	204,361	182,959	163,359	171,223	166,739
Provision for credit losses	20,000	13,000	9,000	9,000	22,000
Net interest income after provision for credit losses	184,361	169,959	154,359	162,223	144,739
Non-interest income
Service charges on deposit accounts	3,211	3,067	3,045	2,940	2,880
Wealth management and trust fee income	1,627	1,402	1,357	1,244	1,113
Bank owned life insurance (BOLI) income	615	481	466	481	520
Brokered loan fees	6,152	5,809	5,678	7,249	7,581
Servicing income	4,486	3,700	2,201	1,410	310
Swap fees	647	954	1,803	536	918
Other	2,265	3,356	2,560	4,975	3,394
Total non-interest income	19,003	18,769	17,110	18,835	16,716
Non-interest expense
Salaries and employee benefits	67,882	63,154	63,003	66,081	56,722
Net occupancy expense	6,436	6,515	6,111	5,937	5,634
Marketing	7,242	6,157	4,950	4,617	4,292
Legal and professional	6,395	7,127	7,453	6,443	5,333
Communications and technology	6,002	11,906	6,506	6,334	6,620
FDIC insurance assessment	6,203	4,603	5,994	6,573	6,355
Servicing related expenses	3,897	2,682	1,750	398	620
Other	10,773	9,670	10,327	10,140	9,223
Total non-interest expense	114,830	111,814	106,094	106,523	94,799
Income before income taxes	88,534	76,914	65,375	74,535	66,656
Income tax expense	29,850	25,819	22,833	26,149	23,931
Net income	58,684	51,095	42,542	48,386	42,725
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income available to common shareholders	$56,246	$48,658	$40,104	$45,949	$40,287

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(Dollars in thousands)
	3rd Quarter 2017			2nd Quarter 2017			1st Quarter 2017			4th Quarter 2016			3rd Quarter 2016
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Securities - Taxable	$86,087	$340	1.57%	$65,049	$287	1.77%	$31,905	$224	2.84%	$25,008	$221	3.53%	$26,051	$228	3.47%
Securities - Non-taxable(2)	—	—	—%	—	—	—%	224	3	4.85%	531	9	6.37%	564	8	5.82%
Federal funds sold and securities purchased under resale agreements	205,938	642	1.24%	174,264	434	1.00%	276,910	530	0.78%	254,008	338	0.53%	369,215	455	0.49%
Interest-bearing deposits in other banks	2,383,060	7,544	1.26%	2,250,330	5,824	1.04%	3,312,256	6,567	0.80%	3,812,076	5,197	0.54%	3,192,141	4,080	0.51%
Loans held for sale, at fair value	1,009,703	9,882	3.88%	845,623	8,235	3.91%	1,064,322	9,535	3.63%	944,484	7,903	3.33%	430,869	3,662	3.38%
LHI, mortgage finance loans	4,847,530	42,294	3.46%	3,805,831	33,399	3.52%	2,757,566	23,105	3.40%	4,371,475	35,081	3.19%	4,658,804	36,655	3.13%
LHI(1)(2)	14,427,980	178,839	4.92%	13,718,739	161,369	4.72%	12,980,544	145,018	4.53%	12,701,868	140,130	4.39%	12,591,561	137,407	4.34%
Less allowance for loan losses	172,774	—	—	170,957	—	—	169,318	—	—	180,727	—	—	168,086	—	—
LHI, net of allowance	19,102,736	221,133	4.59%	17,353,613	194,768	4.50%	15,568,792	168,123	4.38%	16,892,616	175,211	4.13%	17,082,279	174,062	4.05%
Total earning assets	22,787,524	239,541	4.17%	20,688,879	209,548	4.06%	20,254,409	184,982	3.70%	21,928,723	188,879	3.43%	21,101,119	182,495	3.44%
Cash and other assets	713,778			632,097			606,762			595,671			588,440
Total assets	$23,501,302			$21,320,976			$20,861,171			$22,524,394			$21,689,559
Liabilities and Stockholders’ Equity
Transaction deposits	$2,145,324	$4,359	0.81%	$2,008,872	$2,893	0.58%	$2,008,401	$2,193	0.44%	$2,281,240	$2,129	0.37%	$2,301,362	$1,960	0.34%
Savings deposits	7,618,843	17,152	0.89%	6,952,317	12,940	0.75%	6,989,748	10,483	0.61%	6,711,083	7,592	0.45%	6,177,681	6,228	0.40%
Time deposits	496,076	924	0.74%	455,542	700	0.62%	427,770	617	0.59%	474,548	711	0.60%	501,701	763	0.61%
Total interest bearing deposits	10,260,243	22,435	0.87%	9,416,731	16,533	0.70%	9,425,919	13,293	0.57%	9,466,871	10,432	0.44%	8,980,744	8,951	0.40%
Other borrowings	1,821,837	5,726	1.25%	1,456,737	3,627	1.00%	1,333,685	2,273	0.69%	1,553,010	2,017	0.52%	1,607,613	1,860	0.46%
Subordinated notes	281,256	4,191	5.91%	281,167	4,191	5.98%	281,076	4,191	6.05%	280,985	4,191	5.93%	280,895	4,191	5.94%
Trust preferred subordinated debentures	113,406	930	3.25%	113,406	881	3.12%	113,406	830	2.97%	113,406	806	2.83%	113,406	752	2.64%
Total interest bearing liabilities	12,476,742	33,282	1.06%	11,268,041	25,232	0.90%	11,154,086	20,587	0.75%	11,414,272	17,446	0.61%	10,982,658	15,754	0.57%
Demand deposits	8,764,263			7,863,402			7,547,338			9,129,668			8,849,725
Other liabilities	116,998			102,653			117,877			141,153			135,141
Stockholders’ equity	2,143,299			2,086,880			2,041,870			1,839,301			1,722,035
Total liabilities and stockholders’ equity	$23,501,302			$21,320,976			$20,861,171			$22,524,394			$21,689,559
Net interest income(2)		$206,259			$184,316			$164,395			$171,433			$166,741
Net interest margin			3.59%			3.57%			3.29%			3.11%			3.14%

(1)	The loan averages include non-accrual loans and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.